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                            SPECIAL POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints JOSEPH HINES, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended July 31, 1996, for filing with the Securities and Exchange Commission by Zila, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         DATED:    October 8  , 1996


                                                       /s/ CLARENCE J. BAUDHUIN
                                                       ------------------------
                                                       CLARENCE J. BAUDHUIN

STATE OF          ARIZONA           )
                                    )  ss.
County of         Maricopa          )


         On this 8th day of October , 1996, before me, the undersigned Notary Public, personally appeared CLARENCE J. BAUDHUIN, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                       /s/ JANICE BACKUS
                                                       ------------------------
                                                       Notary Public

My commission expires:


    October 23, 1997
-------------------------

                                   EXHIBIT 24B